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                                                                  EXHIBIT 10(bb)
                             EMPLOYMENT AGREEMENT
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          This AGREEMENT, made effective as of August 1, 1995, between Applied
Magnetics Corporation, a Delaware corporation (the "Company"), a corporation having its principal office at 75 Robin Hill Road, Goleta, California 93117, and Craig D. Crisman ("Executive").

                                    RECITALS
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          The Company desires to engage the services and employment of Executive on its own behalf and on behalf of its affiliated companies for the period provided in this Agreement, and Executive is willing to accept employment by the Company on a full-time basis for such period, upon the terms and conditions hereinafter set forth.

          The execution of this Agreement has been duly authorized by the Board of Directors of the Company ("Board"), and the terms of compensation contained herein have been approved by the Stock Option and Compensation Committee of the Board (the Committee").

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

          1.   Employment.  The Company agrees to employ Executive and Executive
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agrees to accept employment by the Company, for the period stated in paragraph 3 hereof and upon the other terms and conditions herein provided.

          2.   Position and Responsibilities.  During the period of his
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employment hereunder, Executive agrees to serve the Company and the Company shall employ Executive as President and Chief Executive Officer of the Company. Executive shall be elected to the office of Chairman of the Board prior to the 1996 Annual Meeting of Stockholders.

          3.   Terms and Duties.
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               (a)  Term of Employment.  The period of Executive's employment
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under this Agreement shall commence on the date of this Agreement and shall continue through July 31, 2000 (the "Term").

               (b)  Duties.  During the Term and except for illness, reasonable
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vacation periods, and reasonable leaves of absence, Executive shall devote his best efforts and all his business time, attention, skill and efforts to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereafter changed or added to, under and pursuant to the general direction of the Board; provided, however, that, with the approval of the Board, Executive may serve, or continue to serve, on the boards of directors of and hold any other offices or positions in, companies or organizations which, in such Board's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of Executive's duties pursuant to this Agreement. The Company shall retain full direction and control of the means and methods by which Executive performs the services for which he is employed hereunder. The services which are to be employed by Executive hereunder are to be rendered in the State of California, or in such other place or places in the United States or elsewhere as may be determined from time to time by the Board, but are to be rendered primarily at the headquarters of the Company in the State of California.

          4.   Compensation and Reimbursement of Expenses; Other Benefits.
               ----------------------------------------------------------

               (a)  Compensation.  The Company shall compensate Executive during
                    ------------
the term of this Agreement as follows:

               (i)  Base Salary. Executive shall be paid a base salary,
                    -----------
adjusted as provided in Section 4(a)(iv), ("Base Salary") of not less than Three Hundred Seventy-Five Thousand Dollars ($375,000) per year in installments consistent with the Company's usual practices;

               (ii)  Individual Bonuses and Stock Benefit.
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Executive shall participate in an incentive compensation plan to be devised by the Board commencing with fiscal 1996. He shall also be granted nonqualified options to purchase 300,000 shares of the Company's common stock under the Company's existing stock option plans that have been registered with the Securities and Exchange Commission. Such options shall be granted on the effective date of this agreement and shall bear an exercise price equal to the fair market price of the Company's common stock on the New York Stock Exchange as of the close of trading on such date. Such options shall be subject to appropriate adjustments for stock dividends, stock splits, recapitalizations, mergers, combinations and the like. Such options shall become exercisable over a period of three years, with options to purchase 100,000 shares becoming exercisable on the first anniversary date of this agreement, an additional 100,000 on the second anniversary date of this agreement, and the final 100,000 on the third anniversary date of this agreement.

               (iii)  Other Benefits. During the period of employment under this
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Agreement, Executive shall be entitled to receive all other benefits of employment generally available to other members of the Company's management and those benefits for which key executives are or shall become eligible;

               (iv)  Base Salary Review.  The Company agrees to review
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Executive's Base Salary within twelve (12) months after his date of employment and annually thereafter, or within the time period prescribed in salary administration practices applied to all officers of the Company.

               (b)  Reimbursement of Expenses.  The Company shall pay or
                    -------------------------
reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement. The Company further agrees to furnish Executive with such assistance and office accommodations as shall be suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder.

          5.   Benefits Payable Upon Disability or Death.
               -----------------------------------------

               (a)  Disability.  If during the Term Executive should fail to
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perform his duties hereunder on account of illness or other incapacity which the
Board shall in good faith determine renders Executive incapable of performing his duties hereunder, and such illness or other incapacity shall continue for a period of more than 6 months, the Company shall have the right, upon written notice to Executive to terminate this Agreement. Executive shall be entitled to disability payments and coverage upon the basis available to Company employees under, and subject to the terms and provisions of, disability benefit plans of Company which may from time to time be in effect and applicable to employees.

               (b)  Death.  If Executive shall die during the Employment Term,
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the employment of Executive shall thereupon terminate and all options exercisable by Executive at the time of his death shall remain exercisable for a period of 180 days thereafter.

               (c)  Other Benefits.  The provisions of this Section 5 shall not
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affect the entitlements of Executive's heirs, executors, administrators, legatees, beneficiaries or assigns under any employee benefit plan, fund or program of the Company.

          6.   Obligations of Executive During and After Employment.
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               (a)  Executive agrees that during the term of his employment under this Agreement, he will engage in no other business activities, directly or indirectly, which are or may be competitive with or which might place him in a competing position to that of the Company, or any affiliated company, without the written consent of the Board.

               (b) Executive realizes that during the course of his employment he will have produced and/or have access to confidential information, records, notebooks, data, formulae,

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specifications, trade secrets, customer lists, inventions and processes of
Company and its affiliated companies. Therefore, during or subsequent to his employment by Company, or by an affiliated company, Executive agrees to hold in confidence and not directly or indirectly to disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, drawings, documents, equipment, and the like, or copies thereof, relating to the Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated Company's premises without its written consent, and shall be promptly returned to the Company upon termination of the Executive's employment with the Company and its affiliated companies.


          7.   Termination By Company.
               ----------------------

               (a )  Termination For Cause.  Except as otherwise provided
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herein, the Company may terminate the employment of Executive "for Cause" at any time upon written notice to Executive specifying the cause of termination. If terminated pursuant to this Section 7(a), the then current Base Salary shall be paid on a prorated basis to the date of termination. For purposes of this Agreement, "for Cause" shall mean the discharge resulting from a determination by the Company that Executive (i) has been convicted of a crime involving moral turpitude, including fraud, theft or embezzlement, (ii) has failed or refused
(in a material respect) to follow reasonable policies or directives established by the Board which failure or refusal continues for ten (10) days following written notice thereof to Executive, (iii) has willfully and persistently failed to attend to material duties or obligations imposed on him under this Agreement which failure continues for ten (10) days following written notice thereof to Executive, or (iv) has continued to engage, after ten (10) days written notice, in any act that constitutes a breach of his fiduciary duties to, or involves a conflict of interest with, the Company or involves a usurpation of a material opportunity of the Company. A termination by the Company under this Section 7(a) shall not prejudice any remedy to which the Company may be entitled either at law, in equity, or under this Agreement.

               (b)  Termination Without Cause.  The Company may terminate the
                    -------------------------
employment of Executive without cause at any time upon written notice to Executive; provided, however, that the Company shall be obligated to pay Executive, as severance, an amount equal to the greatest Base Salary payable during the Term for a period of one year following the date of termination, and the Committee shall accelerate the exercise dates of all stock options then held by the Executive to the date of termination. Such options shall remain exercisable for 180 days following the termination date.


          8.   Termination by Executive.
               ------------------------

               (a)  Termination For Good Reason.  If Executive terminates his
                    ---------------------------
employment hereunder for Good Reason (as hereinafter defined), he shall be entitled to the benefits set forth herein applicable to termination without Cause as set forth in Section 7(b) hereof. For the purposes of this Agreement, Good Reason" shall mean:


               (i) assignment to the Executive of duties inconsistent with his responsibilities as they existed on the date of this Agreement, a substantial alteration in the title of Executive (so long as the existing corporate structure of the Company is maintained) or substantial alteration in the status of Executive in the Company organization;

               (ii) reduction by the Company in the Executive's Base Salary;

               (iii) failure by the Company to continue in effect, without substantial change, any benefit plan or arrangement in which Executive was participating or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce his benefits under any benefit plan, unless all other key executives are similarly affected; or

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               (iv) any material breach by the Company of any provision of this
Agreement without the Executive having committed any material breach of his obligations hereunder, which breach is not cured within ten (10) days following written notice thereof to the Company of such breach.

               (b) Termination Without Good Reason.  If Executive terminates his
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employment hereunder without Good Reason his then current Base Salary shall be paid on a prorated basis to the date of the termination, but no incentive compensation shall be payable for the year in which such termination takes place.

          9.   Termination After Corporate Changes.  An acquisition of
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the Company during the Term by merger, sale of all or substantially all of the
Company's assets, or purchase of 51% or more of the voting stock of the Company, or other reorganization resulting in a change of a majority or more of the ownership of the Company's voting stock shall be deemed to be, and shall be referred to as, a "Change of Control" whether or not such Change of Control was caused or could have been prevented by acts of the Company, and whether or not in each case Executive shall have voted for such Change of Control as a director or shareholder or consented thereto expressly or in writing. If, following a Change of Control Executive shall (i) resign after giving the Company not less than 60 days written notice or (ii) have been terminated, Executive shall be entitled to the greater of (aa) the benefits set forth herein applicable to termination without cause as set forth in Section 7(b) hereof, or (bb) the greatest Base Salary paid to Executive during the Term for the balance of the Term. Notwithstanding the foregoing, in the event that any payment to Executive under this Agreement would be nondeductible by the Company in whole or in part on account of Section 280G of the Internal Revenue Code of 1986, as amended, the amount of such payment shall be reduced (but not below zero) until no portion of such amount would be nondeductible under Section 28OG.

          10.  Company's Insurance on Executive.  The Company may secure in
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its own name, or otherwise, and at its own expense, life, health, accident and other insurance covering Executive, or Executive and others. Executive agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations and by signing, as the insured, such applications and other instruments in writing as may be reasonably required by the insurance companies to which application is made for such insurance. Executive agrees that he shall have no rights, title or interest in or to any insurance policies or the proceeds thereof which the Company may so elect to take out or to continue on his life.

          ll.  No Obligation to Mitigate Damages.
               ---------------------------------

               (a) Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by payment to him of retirement benefits after the date of termination of his employment.

               (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, employment agreement or other contract, plan or arrangement, except that the provisions of Section 9 of this Agreement and any payment provided for thereunder, shall be in lieu of payments otherwise due to Executive under any provision of Sections 7 and 8 hereof.

          12.  Arbitration.  Any dispute, controversy or claim arising
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under or in connection with this Agreement, or the breach hereof, shall be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon

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the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration held pursuant to this Section 12 shall take place in Santa Barbara County, California.

          13.  Notice.  For purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

          If to the Company:
          Applied Magnetics Corporation
          75 Robin Hill Road
          Goleta, California 93117
          Attention:  Harold R. Frank

          If to the Executive:
          Craig D. Crisman
          291 32nd Avenue
          San Francisco, California 94121

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          14.  Non-Waiver.  Complete Agreement. Governing Law. No provisions
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of this Agreement may be modified, waived or discharged except in writing signed by both parties. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior to subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          15.  Legal Fees and Expenses.  The Company shall pay all reasonable
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legal fees and expenses which Executive may incur as a result of the Company's contesting the validity, enforceability or Executive's good faith interpretation of, or good faith determination under, this Agreement; provided, however, that the Company shall not pay any legal fees and expenses incurred by Executive in contesting the termination of Executive's employment for Cause or asserting that his termination was for Good Reason if, as a result of such contest, it is determined that the Executive was in fact terminated for Cause, or that he did not terminate his employment for Good Reason.

          16.  Severability.  The invalidity or unenforceability of any
               ------------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          17.  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the Executive and the Company (pursuant to a resolution of its Board adopted at a duly constituted meeting) have executed this Agreement, effective as of the date first above written.


                                       APPLIED MAGNETICS CORPORATION,
                                       a Delaware corporation



                                       By __________________________________
                                          Harold R. Frank
                                          Chairman, Emeritus



                                       _____________________________________
                                       Craig D. Crisman,
                                       Chairman and Chief Executive Officer

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